Exhibit (A)(1)(II)

LETTER OF TRANSMITTAL (FOR DIRECT HOLDERS ONLY)

To Accompany Shares of Common Stock

of

TRI-CONTINENTAL CORPORATION

Tendered Pursuant to the Offer to Purchase

dated January 13, 2009

THE OFFER TO PURCHASE WILL EXPIRE AT 5:00 P.M., EASTERN TIME,

ON FEBRUARY 11, 2009.

This Letter of Transmittal is to be used only by holders who hold their Shares on the books of Seligman Data Corp. (“SDC”). Once you have completed and signed this Letter of Transmittal, please send it (along with any other required document specified in this Letter of Transmittal) to SDC by one of the following means:

By First Class Mail:	By Registered, Certified or Express Mail or Overnight Courier:
Seligman Data Corp.	Seligman Data Corp.
P.O. Box 9759	101 Sabin Street
Providence, RI 02940	Pawtucket, RI 02860

Phone Number for Withdrawals: 1-800 TRI-1092

If you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee (each, a “Nominee”), you cannot use this Letter of Transmittal to tender Shares. Instead, you must contact such Nominee to tender Shares. If you hold your Shares through J. & W. Seligman & Co. Incorporated’s Matched Accumulation Plan or Seligman Data Corp.’s Employees’ Thrift Plan, you should not complete this form. You should instead complete and submit the Cash Tender Election Form.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

DESCRIPTION OF SHARES TENDERED

Please complete this Section A only if your Shares are represented by stock certificates. If you hold Share certificates and wish to tender Shares represented by such certificates, you must send these Share certificates along with the Letter of Transmittal and other required documents to SDC.

Section A

Account Number(s) and Name(s) and Address(es) of Registered Holder(s) (Please fill in below exactly as name(s) appear(s) on fund share certificate(s))	Share(s) Tendered (Please attach additional list if necessary)
	Share Certificate Number(s)	Total Number of Shares Represented by Share Certificate(s)	Number of Shares Tendered(*)

Total Shares Tendered

*	Unless otherwise indicated, it will be assumed that all Shares evidenced by any certificates delivered to SDC are being tendered. See Instruction 5.

Please complete this Section B only if you hold Shares through SDC in “book-credit” form (i.e., your Shares are not represented by stock certificates).

Section B

Account Number(s) and Name(s) and Address(es) of Registered Holder(s) as they appear(s) on your Fund account statement	Number of Shares Tendered per Share Account(s)

Total Shares Tendered for all Fund Accounts listed in Section B

If you own Shares represented by stock certificates and Shares represented by “book credits”, you must complete Sections A and B. If you completed both Sections A and B, then please provide the total number of Shares being tendered from Section A and Section B in Section C.

Section C

Total Shares Tendered for all Fund accounts listed in Section A and Section B:             Shares

☐	I HAVE LOST MY CERTIFICATE(S) FOR SHARES OF STOCK OF THE FUND AND REQUIRE ASSISTANCE WITH RESPECT TO REPLACING SUCH CERTIFICATE(S). SEE INSTRUCTION 3.

THE METHOD OF DELIVERY OF ANY DOCUMENTS, INCLUDING SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING STOCKHOLDER. IF DOCUMENTS ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. Stockholders have the responsibility to cause (a) tender of their Shares for purchase (in proper form); (b) the timely delivery of a properly completed Letter of Transmittal (or a copy or facsimile thereof) (including original signature(s) and the original of any required Medallion Signature Guarantee(s)); and (c) the timely delivery of all other documents required by the Letter of Transmittal. Timely delivery is a condition precedent to acceptance of Shares for purchase pursuant to the Offer and to payment of the purchase amount.

Income Tax Withholding Information (Retirement Account Holders Only)

I acknowledge that unless my distribution is from a Roth IRA, or I elect to have no withholdings from my Roth IRA distributions, Seligman Data Corp., will withhold a fixed 10% of the amounts to be paid to me and will immediately remit the amount withheld to the IRS as pre-payment of my tax liability. I understand that if I have a foreign address, the 10% tax withholding will automatically apply. I am responsible for paying any additional taxes or penalties. I further understand that I may, with respect to future distributions, revoke or change my withholding election by submitting written instructions to Seligman Data Corp.

☐	I am taking a qualified distribution from a Seligman Roth IRA that I have held for at least five years. No taxes apply.

☐	I elect not have to any amounts withheld from my IRA distributions.

☐	I elect to have % (minimum 10%) withheld from my IRA distributions.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Tri-Continental Corporation, a closed-end management investment company incorporated under the laws of the state of Maryland (the “Fund”), the shares of the Fund’s Common Stock, $0.50 par value per share (the “Shares”) described below and reflected on the records of Seligman Data Corp. (“SDC”), in exchange for cash, at a price equal to 99.25% of the net asset value per Share determined as of the close of the regular trading session of the New York Stock Exchange (the “NYSE”), the principal market on which the Shares are traded, on the trading day after the date the offer expires (the “Pricing Date”), upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”). The term “Expiration Date” means 5:00 p.m., Eastern Time, on February 11, 2009.

Subject to, and effective upon, acceptance for payment of the Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all the Shares that are being tendered hereby and that are being accepted for purchase pursuant to the Offer (and any and all dividends, distributions, other Shares or other securities or rights issued or issuable in respect of such Shares on or after the Expiration Date) and irrevocably constitutes and appoints SDC to which this completed Letter of Transmittal is submitted, as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and any such dividends, distributions, other Shares or securities or rights), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates for such Shares (and any dividends, distributions, other Shares or securities or rights issued or issuable with respect of such Shares on or after the Expiration Date), transfer ownership of such Shares (and other dividends, distributions, other Shares or securities or rights issued or issuable with respect to such Shares on or after the Expiration Date), together, in either such case, with all accompanying evidences of transfer and authenticity to or upon the order of the Fund, upon receipt by SDC as the undersigned’s agent, of the purchase price; (b) present such Shares (and any dividends, distributions, other Shares or securities or rights issued or issuable with respect to such Shares on or after the Expiration Date) for transfer on the books of the Fund; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any dividends, distributions, other Shares or securities or rights issued or issuable with respect to such Shares on or after the Expiration Date), all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants that: (a) the undersigned has full power and authority to tender, sell, assign and transfer the tendered Shares (and any and all dividends, distributions, other Shares or other securities or rights issued or issuable in respect of such Shares on or after the Expiration Date); (b) when and to the extent the Fund accepts the Shares for purchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the undersigned will execute and deliver any additional documents deemed by SDC or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares (and any and all dividends, distributions, other Shares or securities or rights issued or issuable in respect of such Shares on or after the Expiration Date); and (d) the undersigned has read and agreed to all of the terms of the Offer.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date in accordance with Section 5—“Withdrawal Rights,” of the Offer to Purchase. After the Expiration Date, tenders made pursuant to the Offer will be irrevocable except as provided in the Offer to Purchase.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

The undersigned understands that the valid tender of Shares pursuant to any one of the procedures described in Section 4—“Procedures for Tendering Shares for Purchase,” of the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares tendered hereby, or may accept for purchase fewer than all of the Shares tendered hereby.

SIGN HERE

(Signatures of Stockholder(s))

Dated:

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on Fund account registration or certificate(s) for the Shares. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, agent, officer of a corporation or another person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 6.)

Name(s)

                                                                             (Please Print)

Capacity (Full Title)

Address

              City                                                         State                                                       Zip Code

Area Code and Telephone Number

Employer Identification or Social Security Number

GUARANTEE OF SIGNATURE(S)

(SEE INSTRUCTIONS 1 AND 6)

Authorized Signature(s)

Name

                                                                             (Please Print)

Name of Firm

Address

              City                                                         State                                                       Zip Code

Dated:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Medallion Signature Guarantees. Medallion Signature Guarantees will be required if proceeds are: (i) $50,000 or more, (ii) being made payable to someone other than the registered account owner, (iii) being sent to an address that is different than your address of record or (iv) being sent via Automated Clearing House (ACH) or federal wire. A Medallion Signature Guarantee protects you and the Fund from fraud. It is an assurance that the signature is genuine. A Medallion Signature Guarantee from The New York Stock Exchange, Inc. Medallion Signature Guarantee Program, The Securities Transfer Agents Medallion Program or The Stock Exchanges Medallion Program are acceptable. These guarantees are the leading signature guarantee programs recognized by most financial services associations throughout the United States and Canada, and are endorsed by the Securities Transfer Association. Non-medallion signature guarantees or notarization by a notary public are not acceptable forms of signature guarantees. See Instruction 6.

2. Delivery of Letter of Transmittal and Certificates. Unless Shares are represented by book credits reflected on the records of SDC, certificates for Shares, together with a properly completed and duly executed Letter of Transmittal and any required Medallion Signature Guarantees and all other documents required by this Letter of Transmittal, should be mailed or delivered to SDC at the appropriate address set forth herein and must be received by SDC by 5:00 p.m., Eastern Time, on the Expiration Date.

THE METHOD OF DELIVERY OF ANY DOCUMENTS, INCLUDING SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENT, IS AT THE OPTION AND SOLE RISK OF THE TENDERING STOCKHOLDER. IF DOCUMENTS ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. Stockholders have the responsibility to cause: (a) the tender of their Shares for purchase (in proper form); (b) the timely delivery of a properly completed Letter of Transmittal (or a copy or facsimile thereof) (including original signature(s) and the original of any required Medallion Signature Guarantee(s)); and (c) the timely delivery of all other documents required by the Letter of Transmittal. Timely delivery is a condition precedent to acceptance of Shares for purchase pursuant to the Offer and to payment of the purchase price.

No alternative, conditional or contingent tenders will be accepted. All tendering stockholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for purchase of Shares.

3. Lost Certificates. For those stockholders whose Shares are represented by stock certificates, in the event that any stockholder is unable to deliver to SDC the certificate(s) representing his, her or its Shares due to the loss or destruction of such certificate(s), such fact should be communicated to SDC and resolved prior to the submission of this Letter of Transmittal. SDC will forward additional documentation which such stockholder must complete in order to effectively surrender such lost or destroyed certificate(s) (including affidavits of loss and indemnity bonds in lieu thereof). There may be a fee in respect of lost or destroyed certificates, but surrenders hereunder regarding such lost or destroyed certificates will be processed only after such documentation has been submitted to and approved by SDC. If you have lost certificates and intend to participate, please contact SDC as soon as possible. There is no guarantee that matters relating to lost certificates will be resolved prior to the Expiration Date.

4. Inadequate Space. If the space provided is inadequate, the certificate numbers, number of Shares and/or any other information should be listed on a separate signed schedule attached hereto

5. Partial Tenders and Unpurchased Shares. If fewer than all the Shares evidenced by any certificate submitted are to be tendered, fill in the number of Shares which are to be tendered in the column entitled “Total Shares Tendered.” In such case, the remainder of the Shares evidenced by the old certificate(s) will be held on deposit in an account at SDC as book-entry shares of the registered owner. Share certificate can be re-issued, at no cost, upon request to SDC. All Shares represented by certificates listed and delivered to SDC are deemed to have been tendered unless otherwise indicated.

6. Signatures on Letter of Transmittal; Stock Powers and Endorsements.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) on the face of the certificates, or if such Shares are represented as book-credits in your Fund account at SDC, the signature must correspond to the registered holder(s).

(b) If any tendered Shares are held of record by two or more joint holders, ALL such holders must sign this Letter of Transmittal.

(c) If any tendered Shares are registered in different names on several certificates or on the records of SDC in book-credit form, it will be necessary to complete, sign and submit as many Letters of Transmittal as there are different registrations.

(d) If this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made to a person other than the registered holder(s), in which case the endorsements or signatures on the stock powers, as the case may be, must be signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates. Signatures on such certificates or stock powers must be guaranteed by a Medallion Signature Guarantee. See also Instruction 1.

(e) If this Letter of Transmittal or any certificates or stock power are signed by trustees, executors, administrators, guardians, agents, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Fund of their authority to so act.

(f) If this Letter of Transmittal is signed by a person(s) other than the registered holder(s) of the certificates listed and transmitted hereby, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holder(s) appear on the certificates. Signatures on such certificates of stock powers must be guaranteed by a Medallion Signature Guarantee. See also Instruction 1.

7. Tender of More than 9,893,955 Shares. If more than 9,893,955 Shares are duly tendered pursuant to the Offer (and not withdrawn as provided in Section 5—“Withdrawal Rights,” of the Offer to Purchase), the Fund, subject to the conditions listed in Section 3—“Certain Conditions of the Offer,” of the Offer to Purchase, will purchase Shares from participating stockholders, in accordance with the terms and conditions specified in the Offer to Purchase, on a pro rata basis, based upon the number of Shares duly tendered by or on behalf of each stockholder (and not timely withdrawn). Certificates representing Shares tendered but not purchased will be held on deposit in an account at SDC as book-entry shares of the registered owner. Share certificate can be re-issued, at no cost, upon request to SDC. The Fund does not intend to increase the number of Shares offered for purchase, even if more than 9,893,955 Shares are tendered by all stockholders in the aggregate.

8. Determinations of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined not to be in proper form or to refuse to accept for payment, purchase, or pay for, any Shares if, in the opinion of the Fund’s counsel, accepting, purchasing or paying for such Shares would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer, in whole or in part, or any defect or irregularity in any tender, whether generally or with respect to any particular Share(s) or stockholder(s). The Fund’s interpretations of the terms and conditions of the Offer (including these instructions) shall be final and binding. No tender of Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. None of the Fund, RiverSource Investments LLC, Ameriprise Financial, Inc., SDC, the Information Agent or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice. Unless waived, any defects or irregularities must be cured within such time as the Fund shall determine.

9. Requests for Assistance and Additional Copies. Requests for assistance should be directed to, and additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from, the Information Agent at the address set forth at the end of this Letter of Transmittal. The Information Agent will also provide stockholders, upon request, with a Certificate of Foreign Status (Form W-8 or other appropriate type of Form W-8).

10. Backup Withholding. Each participating U.S. Stockholder must have on file with SDC a valid IRS Form W-9 with the stockholder’s taxpayer identification number in order to avoid the possibility of backup withholding, If the stockholder is an individual, the taxpayer identification number is his or her social security number. If SDC is not provided with the correct taxpayer identification number, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service in addition to being subject to backup withholding.

Each participating Non-U.S. Stockholder must have on file with SDC a properly executed Certificate of Foreign Status (Form W-8BEN or other appropriate type of Form W-8 along with any required attachment, if any), signed under penalties of perjury, attesting to that person’s exempt status. Other types of Form W-8 can be found on the IRS website at www.irs.gov/formspubs/index.html.

IMPORTANT: This Letter of Transmittal (together with certificates for Shares, if any, and all other required documents) must be received by SDC by 5:00 p.m. Eastern Time on February 11, 2009, at address set forth below:

Address of SDC

By First Class Mail:	By Registered, Certified or Express Mail or Overnight Courier:
Seligman Data Corp.	Seligman Data Corp.
P.O. Box 9759	101 Sabin Street
Providence, RI 02940	Pawtucket, RI 02860

Phone Number for Withdrawals: 1-800 TRI-1092

Questions or requests for assistance or for additional copies of this Letter of Transmittal, the Offer to Purchase and other accompanying materials may be directed to the Information Agent at its address and telephone number set forth below.

The Information Agent for the Offer is:

Georgeson Inc.

199 Water Street,

New York, New York 10038,

Toll Free: 1-888-219-8293